Exhibit 99.2

stryker

Kevin Lobo



Chair and Chief Executive Officer
Transitioning to Executive Chair | Effective January 1, 2027

Strengthened Stryker as a diversified global leader in medical technologies

14 years of transformative leadership

3X
Annual net sales $8.7B in 2012 → >$26B in 2026

+450%
Total shareholder return

60+
Acquisitions completed

Legacy of driving growth, advancing innovation and shaping Stryker's mission-driven culture

Growth and diversification

- Raised organic sales growth profile (4% in 2012 → 10% in 2025)
- Significantly expanded Stryker's portfolio and global presence
- Expanded Stryker's position as a global medtech leader by entering new adjacencies (e.g. robotics, defibrillators, injury prevention, healthcare IT, peripheral vascular)

Innovation and M&A

- Established M&A as a core strategic capability, completing 60+ acquisitions to enter new markets and complement internal innovation
- Elevated Stryker as a major player in orthopaedic robotics through Mako acquisition, establishing the foundation of Stryker's robotic surgery ecosystem

Mission, culture and operational excellence

- Established Stryker's customer-centric mission and strengthened the company's high-performance culture and employee engagement
- Led evolution of Stryker's Transatlantic Operating Model, accelerating international growth in Europe and Canada, and raised APAC growth rates
- Established the organizational capabilities and leadership talent needed to scale Stryker's specialized businesses globally

Milestone achievements 2012–2026

2013 Completes industry-defining acquisition of Mako Surgical

2018 Reaches nearly $14 billion in annual sales, delivering Stryker's strongest organic sales growth in a decade

2020 Acquires Wright Medical, strengthening Stryker's global position in trauma and extremities

2022 Acquires Vocera, establishing significant platform in clinical communications and digital health

2023 Surpasses $20 billion in annual sales for the first time in Stryker's history

2025 Acquires Inari Medical, establishing a platform in peripheral vascular intervention, and surpasses $25 billion in annual sales

> "Serving as CEO of Stryker has been an incredible honor, and I am proud of all that our teams have accomplished together on behalf of our customers and the patients they serve. The Board and I have worked closely on a succession plan, and with our strong foundation in place, now is the right time for this leadership transition. Spencer has the judgment, experience and deep understanding of Stryker needed to build on our momentum and lead Stryker's next great chapter."
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> **Kevin Lobo**